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                                                                    Exhibit 23.3



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-100199) of BearingPoint, Inc. (formerly KPMG Consulting, Inc.) for the registration of shares of its common stock and to the incorporation by reference in BearingPoint's Registration Statement of our report dated March 15, 2002, with respect to the consolidated financial statements of KPMG Consulting AG for the years ended December 31, 2001 and 2000, included in BearingPoint, Inc.'s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on October 17, 2002.


/s/ Ernst & Young

Frankfurt, Germany
October 17, 2002